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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-45182, 333-54870) of Lantronix, Inc. of our report dated April 20, 2001 relating to the financial statements of Lightwave Communications, Inc., which appears in the Current Report on Form 8-K of Lantronix, Inc. dated June 7, 2001.


                                      /s/ PricewaterhouseCoopers LLP


Hartford, Connecticut
June 14, 2001